                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  (PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission Only (as permitted by Rule
     14a-6(e)-2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to ss.240.14a-12

                             MERCATOR SOFTWARE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously by written preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing party:
(4)  Date filed:

     This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Following is the text of a press release issued by Mercator Software, Inc. on April 21, 2003:

                                 [Mercator logo]

For Immediate Distribution


                         MERCATOR AND STRATEGIC SOFTWARE
                                 REACH AGREEMENT
                            PROXY CONTEST TERMINATED

WILTON, CT AND WESTPORT, CT - APRIL 21, 2003 - Mercator Software, Inc. (Nasdaq:
MCTR) and Strategic Software Holdings ("SSH") today announced that they have reached an agreement pursuant to which SSH will immediately terminate its pending proxy contest against Mercator and Rodney Bienvenu of SSH will be appointed a special advisor to Mercator's Board of Directors on strategic matters.

On March 14, 2003, SSH announced its intention to nominate a slate of directors to replace Mercator's current Board. Subsequently, on March 31, 2003, SSH announced a proposal to acquire all of Mercator's outstanding shares for $2.17 per share in cash. In addition to terminating the pending proxy contest, SSH has agreed that it will not pursue its previously announced proposal to acquire Mercator.

"We are pleased to have reached this settlement with SSH and strongly believe that it is in the best interest of all of our stockholders, partners and employees," said Roy C. King, Mercator's Chairman of the Board, CEO and President. "With this matter behind us, customers should have no doubt that Mercator remains on a steady course to serve their enterprise integration needs, and we can focus exclusively on the execution of our strategic plan to deliver value to all of Mercator's stakeholders."

Rodney Bienvenu, Chairman and CEO of SSH said, "We believe this settlement makes sense for both SSH and Mercator and I look forward to advising Mercator's Board of Directors on ways to increase shareholder value."

Under the terms of the agreement, Mr. Bienvenu will be compensated at a rate of $1,500 for each occasion that he is asked to present advice and recommendations to the Board. Mercator has agreed to reimburse SSH $300,000 for expenses related to the proxy contest and SSH has agreed that it will not initiate another proxy contest or make an unsolicited offer for the Company until at least January 15, 2004.

About Mercator Software, Inc.
-----------------------------

Mercator delivers its customers and partners The Advantage Inside Integration(TM), providing Industry-Ready Integration Solutions(TM) that solve critical business problems in real-time, while leveraging current technology investments and maximizing ROI. Mercator's core integration technology, Mercator Inside Integrator(TM) 6.7, features a Solutions-Oriented Architecture(TM), which easily and seamlessly automates high-volume, complex transactions. Over 1,100 enterprise customers leverage the power, speed and flexibility of Mercator's proven integration technology and industry expertise to build better business value and faster ROI. To hear why our customers and partners believe Mercator is the advantage inside integration, visit our Web site at www.mercator.com.

(C) 2003 MERCATOR SOFTWARE, INC. ALL RIGHTS RESERVED. MERCATOR AND THE MERCATOR LOGO ARE REGISTERED TRADEMARKS OF MERCATOR SOFTWARE, INC. ALL OTHER MARKS APPEARING WITH A "TM" THEREAFTER ARE INTELLECTUAL PROPERTY OF MERCATOR SOFTWARE, INC. ANY OTHER PRODUCT OR COMPANY NAMES MENTIONED ARE USED FOR IDENTIFICATION PURPOSES ONLY, AND MAY BE TRADEMARKS OR SERVICE MARKS OF THEIR RESPECTIVE OWNERS.

About SSH
---------

Strategic Software Holdings is an investment firm that makes equity investments and executes buyouts on behalf of itself and its investors. Based in Westport, Connecticut, the firm draws on the partners' extensive knowledge of all aspects of the enterprise software industry to execute high value strategic transactions and to achieve substantial risk adjusted returns for shareholders and portfolio companies. SSH makes equity investments for long-term appreciation, either through a controlling ownership of a company or by taking strategic minority ownership interests. SSH co-invests a significant portion of its capital in its investments and shares the risks of ownership with its investors.

LEGAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this release that are not purely historical are forward-looking statements, including statements regarding Mercator's beliefs, expectations, hopes or intentions regarding the future. Forward-looking statements in this release include, but are not limited to, statements regarding the growth of the enterprise application market; the demand for Mercator's application integration solutions; and the speed of deployment of new products, including the Mercator inside integrator suite of products and industry-ready integration solutions; and sometimes contain words such as "believe," "expect," "intend," "anticipate," "plan," and "estimate" or similar expressions. Actual outcomes and Mercator's actual results could differ materially from forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as changes in demand for application integration or e-business integration software and, in particular, the Mercator's inside integrator suite of products and industry-ready integration solutions; the ability of Mercator to manage its global operations; the ability of Mercator to develop and introduce new or enhanced products; the ability of Mercator to continue to add resellers and other distribution channels; the success of third parties in utilizing and marketing Mercator's products; the success of the vertical industries and platforms we target; Mercator's access to and success of third party products in which we embed our products or in which our products are embedded; Mercator's ability to raise financing; and seasonality in operating results. Readers should also refer to the risk

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

disclosures outlined in Mercator's reports filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof based on information available to Mercator as of the date hereof. Mercator assumes no obligation to update any such forward-looking statement or reasons why results might differ.

ADDITIONAL INFORMATION

On April 16, 2003, Mercator filed a preliminary proxy statement with the Securities and Exchange Commission relating to Mercator's solicitation of proxies from the stockholders of Mercator with respect to the Mercator 2003 annual meeting of stockholders. Mercator will file with the Commission, and will furnish to Mercator's stockholders, a definitive proxy statement and may file other proxy solicitation materials. MERCATOR ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Mercator's proxy statement and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of Mercator's definitive proxy statement, when it becomes available, by writing to Mercator at 45 Danbury Road, Wilton, CT 06897 or at www.Mercator.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Mercator's stockholders is provided below and is available in the soliciting materials on Schedule 14A filed by Mercator with the SEC.

Mercator and the directors and certain of the executive officers of Mercator may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of Mercator at the 2003 annual meeting of stockholders of Mercator. Those executive officers and directors of Mercator are: Roy C. King, Jill M. Donohoe, David L. Goret, Kenneth J. Hall, Mark W. Register, James P. Schadt, Constance F. Galley, Ernest E. Keet, Michael E. Lehman, Dennis G. Sisco and Mark C. Stevens. Additional information with respect to the beneficial ownership of those executive officers and directors of Mercator common stock is set forth in the preliminary proxy statement filed by Mercator with the Commission on April 16, 2003.

                                      # # #


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

Mercator Contacts:                               SSH Contacts:
Jonathan Cohen                                   Media
Mercator Software, Inc.                          Lekha Rao / Wendel Carson
(203) 536-1214                                   Brinswick
                                                 (212) 333-3810
Joele Frank / Patricia Sturms
Joele Frank, Wilkinson Brimmer Katcher           Investors
(212) 355-4449                                   Arthur Crozier / Peter Walsh
                                                 Innisfree
                                                 (212) 750-5833


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

Following is the text of an e-mail sent by Mr. Roy C. King, Chairman of the Board of Directors and Chief Executive Officer of Mercator, to all of Mercator's employees, on April 21, 2003:



Dear Colleagues:

I am writing to update you with the good news that we have reached a settlement agreement with Strategic Software Holdings (SSH) and Rodney Bienvenu. As part of the agreement, SSH has terminated its proxy fight and withdrawn its proposal to purchase the Company. A joint press release announcing the settlement was issued this morning and is attached for your reference. With this matter behind us, customers and partners should have no doubt that Mercator remains on a steady course to serve their enterprise integration needs, and we can now focus exclusively on the execution of our strategic plan to deliver value to all Mercator stakeholders.
Many thanks to each of you for your dedication to Mercator and for staying focused on our success as this matter was being sorted out.
Let's have a great quarter!

All the best,

/s/ Roy C. King
---------------
Roy C. King
Chairman & CEO


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